UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2015
Date of Report (Date of earliest event reported)

GALA GLOBAL INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52044	42-1771014
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2780 South Jones Blvd., #3725, Las Vegas, Nevada		89146
(Address of principal executive offices)		(Zip Code)

(775) 321-8238
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. Harold A. Milburn resigned as an officer and director with the Company effective as of September 21, 2015.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 21, 2015, Mr. Calvin Frye was appointed as a member of the Company’s Board of Directors and as the Company’s Chief Executive Officer and Chief Financial Officer.

In addition on September 21, 2015, Ms. Allison Hess was appointed as a member of the Company’s Board of Directors and as the Company’s President, Secretary and Treasurer.

The biography for Mr. Frye is set forth below:

Calvin Frye for the past five years has been both a dispensary owner and an MMJ industry consultant.  Mr. Frye has held several key positions in the Biotech industry for major companies like Xoma, Amgen and Baxter Biosciences, such as working his way up from Research Associate to Associate Scientist.  Mr. Frye also has over a decade of experience in the cannabis industry, having worked with some of the founders of the MMJ industry (Dennis Peron and Richard Eastman) as well as many of the industry pioneering groups in Los Angeles (Americans For Safe Access and Norml). Mr. Frye has traveled the country to many (current) MMJ states on speaking engagements in order to help get MMJ legislation passed in those states.  Mr. Frye has working knowledge of the regulatory issues within this industry from his experience with working with local LA government bodies and Agencies.  Mr. Frye has also branded his line of cannabis genetics and trademarked the name “Cloneville” which he has attached to his genetics.  In 2009, Mr. Frye consulted in hydroponics industry where he gained extensive knowledge in the actual growing, set up and production of cannabis.

Mr Frye also owns Frye Consulting and Management Group, which handles consulting services from startup to full scale production, including regulatory expertise.

Mr. Frye earned his Bachelor of Science degree from the University of Iowa (Big Ten Conference) in Science Education.  He also attended graduate college with an emphasis in General Science.

The biography for Ms. Hess is set forth below:

Allison Hess, for the past year has been President of Hssy Inc., an international business finance and operations consulting firm based out of San Diego, CA.  Prior to Hssy Inc., Ms. Hess worked in the legal field for more than seven years having been with two local firms from 2010 up to 2014.  She is knowledgeable with regard to all levels of the courts from local Small Claims actions to federal district Court matters and is experienced in a number of commercial practice areas including corporate finance, real estate, licensing and contracts. She has helped numerous companies with their creation of a new business and the issues that arise therefrom such as public relations, government permitting and legislation, interacting with suppliers and vendors, and the public company markets. For the last several years Ms. Hess' efforts have been focused on the legal medicinal and recreational cannabis, CBD and Industrial Hemp markets, and such knowledge will be a huge benefit for Gala Global, Inc.

Lastly, Mr. Charles Haughton resigned as a director with the Company effective as of August 25, 2015.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01         Exhibits

(b)

Exhibit No.	Exhibit
17.1	Resignation of Harold A. Milburn
18.1	Resignation of Charles Haughton

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 23, 2015	By:	/s/ Calvin Frye
Calvin Frye
	Title:	Chief Executive Officer